UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2017

COCA-COLA BOTTLING CO. CONSOLIDATED

(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza, Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

(704) 557-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Distribution Asset Purchase Agreement. On April 13, 2017, Coca-Cola Bottling Co. Consolidated (the “Company”) and Coca-Cola Refreshments USA, Inc. (“CCR”), a wholly-owned subsidiary of The Coca-Cola Company, entered into an asset purchase agreement (the “April 2017 Distribution APA”) regarding the Company’s acquisition of assets used primarily by CCR in the distribution, promotion, marketing and sale of beverage products owned and licensed by The Coca-Cola Company and of cross-licensed brands (as defined below) in territories located in northern Ohio that are currently served by CCR (the “Territory”). The territory expansion transaction contemplated by the April 2017 Distribution APA was described in the non-binding letter of intent entered into by the Company and The Coca-Cola Company on February 8, 2016, as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 10, 2016 and filed as Exhibit 99.2 thereto (as amended pursuant to the non-binding letter of intent entered into by the Company and The Coca-Cola Company on February 6, 2017, as described in the Company’s Current Report on Form 8-K filed with the SEC on February 7, 2017 and filed as Exhibit 99.2 thereto, the “February 2016 LOI”). A copy of the Company’s news release, dated April 13, 2017, announcing the signing of the April 2017 Distribution APA is filed as Exhibit 99.1 hereto.

Pursuant to the April 2017 Distribution APA, the Company will purchase from CCR (i) certain rights relating to the distribution, promotion, marketing and sale of certain beverage brands not owned or licensed by The Coca-Cola Company (“cross-licensed brands”) but currently distributed by CCR in the Territory and (ii) certain assets related to the distribution, promotion, marketing and sale of both The Coca-Cola Company beverage brands and cross-licensed brands currently distributed by CCR in the Territory (the business currently conducted by CCR in the Territory using such assets is referred to as the “Distribution Business”) and assume certain liabilities and obligations of CCR relating to the Distribution Business. Subject in each case to certain adjustments as set forth in the April 2017 Distribution APA, the aggregate purchase price for the transferred assets is approximately $45.2 million, and the base purchase price amount to be paid by the Company in cash after deducting the value of certain retained assets and retained liabilities is approximately $36.8 million. The Company anticipates that, subject to satisfaction of the applicable closing conditions, the closing of the transaction contemplated by the April 2017 Distribution APA will occur in April 2017.

The April 2017 Distribution APA includes customary representations, warranties, covenants and agreements, including, among other things, covenants of CCR regarding the conduct of the Distribution Business prior to the closing of the transaction contemplated by the April 2017 Distribution APA. The representations and warranties of the Company and CCR will survive for 18 months following the transaction closing date under the April 2017 Distribution APA, except that the representations and warranties of the Company and CCR relating to incorporation, authority, no conflicts, CCR’s title to the transferred assets and broker fees will not expire, the representations and warranties of CCR with respect to environmental matters will survive for five years following the transaction closing date and the representations and warranties of CCR with respect to employee benefits matters and tax matters will survive for three years following the transaction closing date. CCR is obligated to indemnify the Company with respect to, among other matters, inaccuracies or breaches of representations or warranties (subject to certain customary limitations), breaches of covenants and liabilities retained by CCR. The Company is obligated to indemnify CCR with respect to inaccuracies or breaches of representations or warranties, breaches of covenants, the ownership, operation or use of the transferred assets or the operations of the Distribution Business after the closing and certain liabilities assumed by the Company.

The April 2017 Distribution APA contains customary termination rights for both the Company and CCR, including (i) the right of each party to terminate if the transaction contemplated by the April 2017 Distribution APA has not closed by December 31, 2017 and (ii) the right of the Company to terminate (subject to certain conditions) if any matters disclosed by amendments or supplements to the disclosure schedules delivered by CCR would (absent such amendments or supplements) cause the applicable closing condition related to the bring-down of the representations and warranties by CCR in the April 2017 Distribution APA to no longer be met.

Consummation of the transaction contemplated by the April 2017 Distribution APA is subject to a number of conditions precedent and future events occurring, including: (i) the absence of any law or governmental order precluding the consummation of the transaction contemplated by the April 2017 Distribution APA and the absence of any governmental proceeding seeking such an order, (ii) the receipt of any required governmental consents,

(iii) the expiration or termination of any waiting period applicable to the consummation of the transaction contemplated by the April 2017 Distribution APA under the Hart-Scott-Rodino Act, if applicable to the transaction, (iv) the receipt and delivery by CCR of certain third party consents, (v) agreement upon matters related to the financial methodology underlying certain financial information about the Distribution Business, (vi) agreement upon matters related to the age and condition of certain fleet assets and vending equipment to be transferred at the closing, (vii) the execution of an amendment to the Company’s final comprehensive beverage agreement (as described below under “Amendment to Final Comprehensive Beverage Agreement”) with respect to the Distribution Business, (viii) no material adverse effect shall have occurred with respect to the Distribution Business, (ix) the continued accuracy of the representations and warranties given by CCR and the Company (subject to certain qualifications), and (x) the execution of certain agreements or other documents with respect to the Distribution Business regarding (A) employee matters, (B) transition services to be provided by CCR to the Company (if necessary), and (C) the delivery by The Coca-Cola Company of confirmation of certain marketing funding support arrangements. There can be no assurances that these future events will occur or that these conditions will be satisfied, or if not satisfied, waived at the closing.

Pursuant to the April 2017 Distribution APA, the Company and CCR have also agreed to use their reasonable good faith efforts to (i) mutually agree upon one or more legally binding agreements with respect to the Company’s economic participation in the existing U.S. national food service and warehouse juice businesses of The Coca-Cola Company and its applicable affiliates, on commercially reasonable terms and conditions to be negotiated in good faith by the Company and CCR, and (ii) reach alignment on the key business principles of the Company’s economic participation in all future non-direct store delivery products or business models of The Coca-Cola Company and its applicable affiliates, including all future beverages, beverage components, and other beverage products distributed by means other than direct store delivery. However, the Company and CCR have agreed that neither the execution of agreements regarding any such economic participation nor reaching alignment on such key business principles is a condition to closing the transaction under the April 2017 Distribution APA.

Amendment to Final Comprehensive Beverage Agreement. A condition to closing under the April 2017 Distribution APA is that the Company, The Coca-Cola Company and CCR enter into an amendment (the “CBA Amendment”) to the final comprehensive beverage agreement among them dated March 31, 2017 with respect to the Territory (as amended, the “Final CBA”). Pursuant to the CBA Amendment, CCR would grant the Company exclusive rights to distribute, promote, market and sell the Covered Beverages and Related Products distinguished by the Trademarks (as those terms are defined in the Final CBA) in the Territory, in exchange for the Company agreeing to make a quarterly sub-bottling payment to CCR on a continuing basis, based on sales of certain beverages and beverage products that are sold under the same trademarks that identify a Covered Beverage, Related Product or certain cross-licensed brands. A summary of the Final CBA is provided in the Company’s Current Report on Form 8-K filed with the SEC on April 4, 2017 (the “April 2017 Form 8-K”). The Company will file the Final CBA with its Quarterly Report on Form 10-Q for the first quarter of 2017.

Manufacturing Asset Purchase Agreement. Concurrent with the execution of the April 2017 Distribution APA, on April 13, 2017, the Company and CCR entered into an asset purchase agreement (the “April 2017 Manufacturing APA”), pursuant to which CCR will sell to the Company a regional manufacturing facility located in Twinsburg, Ohio (the “Twinsburg Facility”) and related manufacturing assets as the Company continues to expand its role as a regional producing bottler in The Coca-Cola Company’s national product supply system. The transaction contemplated by the April 2017 Manufacturing APA was described in the February 2016 LOI. A copy of the Company’s news release, dated April 13, 2017, announcing the signing of the April 2017 Manufacturing APA is filed as Exhibit 99.1 hereto.

Pursuant to the April 2017 Manufacturing APA, the Company will purchase from CCR the Twinsburg Facility and related manufacturing assets that currently help serve the Territory (the business currently conducted by CCR at the Twinsburg Facility is referred to as the “Manufacturing Business”). The Company will also assume certain liabilities and obligations of CCR relating to the Manufacturing Business. Subject in each case to certain adjustments as set forth in the April 2017 Manufacturing APA, the aggregate purchase price for the Twinsburg Facility and related manufacturing assets is approximately $38.7 million, and the base purchase price amount to be paid by the Company in cash after adjusting for the value of certain retained assets and retained liabilities is approximately $50.1 million. Pursuant to a letter agreement between the Company and The Coca-Cola Company dated March 31, 2017, as described in the April 2017 Form 8-K (the “Manufacturing Facilities Letter Agreement”),

the base purchase price amount to be paid at closing will be reduced by approximately $5.4 million, which represents the portion of the aggregate valuation adjustment discount (as described in the Manufacturing Facilities Letter Agreement) attributable to the Twinsburg Facility. The Manufacturing Facilities Letter Agreement will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending April 2, 2017. The Company anticipates that, subject to satisfaction of the applicable closing conditions, the closing of the transaction contemplated by the April 2017 Manufacturing APA will occur in April 2017.

The April 2017 Manufacturing APA includes customary representations, warranties, covenants and agreements, including covenants of CCR regarding the Manufacturing Business conducted at the Twinsburg Facility prior to the closing of the transaction contemplated by the April 2017 Manufacturing APA. The representations and warranties of the Company and CCR will survive for 18 months following the transaction closing date under the April 2017 Manufacturing APA, except that the representations and warranties of the Company and CCR relating to incorporation, authority, no conflicts, CCR’s title to the transferred assets and broker fees will not expire, the representations and warranties of CCR with respect to environmental matters will survive for five years following the transaction closing date and the representations and warranties of CCR with respect to employee benefits matters and tax matters will survive for three years following the transaction closing date. CCR is obligated to indemnify the Company with respect to inaccuracies or breaches of representations or warranties (subject to certain customary limitations), breaches of covenants and liabilities retained by CCR. The Company is obligated to indemnify CCR with respect to inaccuracies or breaches of representations or warranties, breaches of covenants, the ownership, operation or use of the transferred assets or the operation of the Manufacturing Business after the closing and certain liabilities assumed by the Company.

The April 2017 Manufacturing APA contains customary termination rights for both the Company and CCR, including (i) the right of each party to terminate if the transaction contemplated by the April 2017 Manufacturing APA has not closed by December 31, 2017 and (ii) the right of the Company to terminate (subject to certain conditions) if any matters disclosed by amendments or supplements to the disclosure schedules delivered by CCR would (absent such amendments or supplements) cause the applicable closing condition related to the bring-down of the representations and warranties by CCR in the April 2017 Manufacturing APA to no longer be met.

Consummation of the transaction contemplated by the April 2017 Manufacturing APA is subject to a number of conditions precedent and future events occurring, including: (i) the absence of any law or governmental order precluding the consummation of the transaction contemplated by the April 2017 Manufacturing APA and the absence of any governmental proceeding seeking such an order, (ii) the receipt of any required governmental consents, (iii) the expiration or termination of any waiting period applicable to the consummation of the transaction contemplated by the April 2017 Manufacturing APA under the Hart-Scott-Rodino Act, if applicable to the transaction, (iv) the receipt and delivery by CCR of certain third party consents, (v) agreement upon matters related to the financial methodology underlying certain financial information about the Manufacturing Business, (vi) agreement upon matters related to the age and condition of certain fleet assets to be transferred at closing, (vii) the Company’s prior or simultaneous acquisition of the exclusive rights to market, promote, distribute and sell Covered Beverages and Related Products in the principal portions of the Territory that are served by the Twinsburg Facility, (viii) the execution of an amendment to the Company’s final regional manufacturing agreement (as described below under “Amendment to Final Regional Manufacturing Agreement”) with respect to the Manufacturing Business conducted at the Twinsburg Facility, (ix) no material adverse effect shall have occurred with respect to the Manufacturing Business, (x) the continued accuracy of the representations and warranties given by CCR and the Company (subject to certain qualifications), and (xi) the execution of certain agreements or other documents with respect to the Manufacturing Business regarding (A) employee matters and (B) transition services to be provided by CCR to the Company (if necessary). There can be no assurances that these future events will occur or that these conditions will be satisfied, or if not satisfied, waived at the closing.

Amendment to Final Regional Manufacturing Agreement. A condition to closing under the April 2017 Manufacturing APA is that the Company and The Coca-Cola Company enter into an amendment (the “RMA Amendment”) to the final regional manufacturing agreement among them dated March 31, 2017 with respect to the Manufacturing Business conducted at the Twinsburg Facility (as amended, the “Final RMA”). Pursuant to the RMA Amendment, The Coca-Cola Company would grant the Company the rights to manufacture, produce and package Authorized Covered Beverages (as defined in the Final RMA) at the Twinsburg Facility for distribution by the Company for its own account in accordance with the Final CBA and for sale by the Company to certain other U.S.

Coca-Cola bottlers and to the Coca-Cola North America division of The Coca-Cola Company in accordance with the Final RMA. A summary of the Final RMA is provided in the April 2017 Form 8-K. The Company will file the Final RMA with its Quarterly Report on Form 10-Q for the first quarter of 2017.

The foregoing descriptions of the April 2017 Distribution APA and the April 2017 Manufacturing APA are qualified in their entirety by reference to the full text of such agreements and all exhibits thereto, which are filed as Exhibit 2.1 and Exhibit 2.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Relationship between the Parties. The business of the Company consists primarily of the production, marketing and distribution of nonalcoholic beverage products of The Coca-Cola Company in the territories the Company currently serves. Accordingly, the Company engages routinely in various transactions with The Coca-Cola Company, CCR and their affiliates. The Coca-Cola Company also owns approximately 34.8% of the outstanding common stock of the Company, which represents approximately 4.9% of the total voting power of the Company’s common stock and class B common stock voting together. The Coca-Cola Company also has a designee serving on the Company’s Board of Directors. For more information about the relationship between the Company and The Coca-Cola Company, see the description thereof included under “Related Person Transactions” in the Company’s Notice of Annual Meeting and Proxy Statement for the Company’s 2017 Annual Meeting of Stockholders filed with the SEC on March 20, 2017.

The April 2017 Distribution APA and the April 2017 Manufacturing APA were entered into following review and approval of such agreements and the terms and conditions of the transactions contemplated therein initially by the Audit Committee of the Company’s Board of Directors and subsequently by the Company’s Board of Directors (with The Coca-Cola Company’s designee not participating or voting).

Important Warning Regarding the Information in the April 2017 Distribution APA, the April 2017 Manufacturing APA and the Exhibits to These Agreements. The April 2017 Distribution APA and the April 2017 Manufacturing APA, including any exhibits to these agreements, have been included to provide investors with information regarding their terms. There are representations and warranties contained in these agreements which were made by the respective parties to each other as of specific dates. The assertions embodied in these representations and warranties were made solely for purposes of each such agreement and may be subject to important qualifications and limitations agreed to by the respective parties in connection with negotiating their terms (including qualification by disclosures that are not necessarily reflected in these agreements). Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to stockholders or were used for the purpose of allocating risk between the respective parties rather than establishing matters as facts. Based upon the foregoing reasons, you should not rely on the representations and warranties as statements of factual information. In addition, information concerning the subject matter of the representations and warranties may change after the date of each such agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. Investors should read the April 2017 Distribution APA and the April 2017 Manufacturing APA, as well as all exhibits to these agreements, together with the other information concerning the Company, The Coca-Cola Company and CCR that each company or its affiliates publicly files in reports and statements with the SEC.

Forward-Looking Statements. This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “project,” “should,” “plan,” “expect,” “anticipate,” “believe,” “estimate” and similar words. Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Company’s actual results could differ materially from those contained in forward-looking statements due to a number of factors, including the statements under “Risk Factors” found in the Company’s Annual Reports on Form 10-K’s and its Quarterly Reports on Form 10-Q’s on file with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description	Incorporated By Reference To

2.1+	Distribution Asset Purchase Agreement, dated April 13, 2017, by and between Coca-Cola Refreshments USA, Inc. and Coca-Cola Bottling Co. Consolidated.	Filed herewith.

2.2+	Manufacturing Asset Purchase Agreement, dated April 13, 2017, by and between Coca-Cola Refreshments USA, Inc. and Coca-Cola Bottling Co. Consolidated.	Filed herewith.

99.1	News Release, dated April 13, 2017.	Filed herewith.

+	Certain schedules and similar supporting attachments to the Asset Purchase Agreements have been omitted, and the Company agrees to furnish supplemental copies of any such schedules and similar supporting attachments to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED

Date: April 17, 2017	By:	/s/ Clifford M. Deal, III
Clifford M. Deal, III
Senior Vice President & Chief Financial Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

EXHIBITS

CURRENT REPORT

ON

FORM 8-K

Date of Event Reported: April 13, 2017	Commission File No: 0-9286

COCA-COLA BOTTLING CO. CONSOLIDATED

EXHIBIT INDEX

Exhibit No.	Description	Incorporated By Reference To

2.1+	Distribution Asset Purchase Agreement, dated April 13, 2017, by and between Coca-Cola Refreshments USA, Inc. and Coca-Cola Bottling Co. Consolidated.	Filed herewith.

2.2+	Manufacturing Asset Purchase Agreement, dated April 13, 2017, by and between Coca-Cola Refreshments USA, Inc. and Coca-Cola Bottling Co. Consolidated.	Filed herewith.

99.1	News Release, dated April 13, 2017.	Filed herewith.

+	Certain schedules and similar supporting attachments to the Asset Purchase Agreements have been omitted, and the Company agrees to furnish supplemental copies of any such schedules and similar supporting attachments to the Securities and Exchange Commission upon request.